Exhibit 99.2

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, MN (October 12, 2004)  —  Winmark Corporation (Nasdaq: WINA) today reported net income for the third quarter ended September 25, 2004 of $1,015,300, or $.15 per share diluted, compared to net income of $1,104,100, or $.17 per share diluted, in the third quarter of 2003.

For the nine months ended September 25, 2004, net income was $3,101,900, or $.48 per share diluted, compared to net income of $2,982,700, or $.48 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our third quarter saw an increase in revenues from royalties, as our franchisee partners continue to improve despite an unpredictable retail environment.”  Mr. Morgan also added, “We continue to build our infrastructure in our small ticket and middle-market leasing businesses.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At September 25, 2004, the Company had 811 stores in operation and an additional 34 franchises awarded but not open.  Of the stores in operation, there were 434 Play It Again Sports®, 210 Once Upon A Child®, 124 Plato’s Closet® and 43 Music Go Round® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our long-term strategy of providing solutions for our franchisees and other small businesses and growing our leasing business.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 25, 2004	December 27, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$8,179,500	$4,153,300
Marketable securities	1,431,900	2,343,500
Receivables, less allowance for doubtful accounts of $246,200 and $291,200	2,113,400	2,341,300
Inventories	407,300	528,600
Prepaid expenses and other	306,000	305,800
Deferred income taxes	602,100	602,100
Total current assets	13,040,200	10,274,600
Net investment in leasing operations	634,700	-
Long-term investments	9,004,800	7,783,800
Long-term notes receivables, net	40,000	62,400
Property and equipment, net	300,100	202,200
Other assets, net	640,400	602,600
Deferred income taxes	233,800	233,800
	$23,894,000	$19,159,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,369,500	$1,491,400
Accrued liabilities	1,201,200	1,544,500
Current deferred revenue	682,700	604,400
Total current liabilities	3,253,400	3,640,300

Long-term deferred revenue	205,800	113,900
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,948,657 and 5,671,596 shares issued and outstanding	5,044,200	2,996,300
Other comprehensive income	24,300	144,500
Retained earnings	15,366,300	12,264,400

Total shareholders’ equity	20,434,800	15,405,200
	$23,894,000	$19,159,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 25, 2004	September 27, 2003	September 25, 2004	September 27, 2003
REVENUE:
Royalties	$4,087,000	$3,946,200	$12,719,700	$12,116,800
Merchandise sales	1,996,600	3,570,400	6,914,100	10,601,700
Franchise fees	300,900	300,300	693,600	570,300
Other	151,400	150,900	432,700	461,700
Total revenue	6,535,900	7,967,800	20,760,100	23,750,500

COST OF MERCHANDISE SOLD	1,615,800	2,799,000	5,724,500	8,447,800

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,237,900	3,402,800	10,002,900	10,756,100

Income from operations	1,682,200	1,766,000	5,032,700	4,546,600
LOSS FROM EQUITY INVESTMENT	(40,700)	(64,100)	(123,100)	(64,100)
GAIN (LOSS) ON SALE OF MARKETABLE SECURITIES	-	38,000	173,800	153,300
INTEREST AND OTHER INCOME	50,600	70,100	153,600	217,800

Income before income taxes	1,692,100	1,810,000	5,237,000	4,853,600
PROVISION FOR INCOME TAXES	(676,800)	(705,900)	(2,135,100)	(1,870,900)
NET INCOME	$1,015,300	$1,104,100	$3,101,900	$2,982,700
EARNINGS PER SHARE — BASIC	$.17	$.20	$.53	$.53
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,942,139	5,650,096	5,841,486	5,662,762
EARNINGS PER SHARE — DILUTED	$.15	$.17	$.48	$.48
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	6,564,937	6,359,966	6,476,050	6,269,001